EXHIBIT 99.4

[FORM OF THE BANK OF NEW YORK COMPANY, INC. PROXY]

[THE BANK OF NEW YORK COMPANY, INC. LETTERHEAD]

YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

Vote by Internet

Log on to the Internet and go to
http://[•]

OR

Vote by Telephone

Call toll-free
[•]

IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

[X]	PLEASE MARK VOTES AS IN THIS EXAMPLE.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

     1.     To adopt the Amended and Restated Agreement and Plan of Merger, dated as of December 3, 2006, and amended and restated as of February 23, 2007, and further amended and restated as of [•], 2007, by and between Mellon Financial Corporation (“Mellon”), The Bank of New York Company, Inc. (“Bank of New York”) and The Bank of New York Mellon Corporation (“Newco”), as it may be further amended from time to time, and the transactions contemplated thereby, pursuant to which Mellon and Bank of New York will be successively merged with and into a newly formed holding company, The Bank of New York Mellon Corporation.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

     2.     To approve a provision in the certificate of incorporation of Newco requiring the affirmative vote of the holders of at least 75 percent of the voting power represented by the outstanding voting shares of Newco in order for the shareholders to modify, amend or repeal the arrangements contained in Article Five of Newco’s bylaws during the first 36 months following completion of the transaction, or to adopt any bylaw provision or other resolution inconsistent with such arrangements.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

     3.     To approve the number of authorized shares of Newco capital stock as set forth in Newco’s certificate of incorporation.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

     4.     To adjourn the Bank of New York special meeting, if necessary or appropriate, including to solicit additional proxies.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

The proxy holder may vote and otherwise represent the undersigned on any other matter which may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder. Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, each holder must sign. Please complete, date, sign and mail this proxy promptly in the enclosed postage-paid envelope.

Signature:	Date:	Signature:	Date:

THE BANK OF NEW YORK COMPANY, INC.
One Wall Street
New York, New York 10286

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas J. Mastro, John M. Liftin, and James R. Vallone, and each or any one of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated on the reverse side, all the shares of common stock of Bank of New York held of record by the undersigned on [•], 2007, at the special meeting of shareholders to be held on [•], 2007, or any adjournment thereof. Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Corporate Secretary of Bank of New York at the meeting of the shareholder’s decision to terminate this proxy, then this proxy shall be deemed terminated and of no further force and effect. This proxy may also be revoked by submission of a properly executed subsequently dated proxy or by written notice to Bank of New York for receipt prior to the special meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.